Exhibit 32.2

CERTIFICATION

I, Paritosh K. Choksi, Executive Vice President of ATEL Associates 12, LLC, Managing Member of ATEL 12, LLC (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2007

/s/ Paritosh K. Choksi
Paritosh K. Choksi
Principal financial officer of Registrant; principal financial officer and director of ATEL Associates 12, LLC, Manager of Registrant

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.